FORM 8-K

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 03, 2010

CHINA PROSPEROUS CLEAN ENERGY CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	333-144202	27-0141061
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4923-Natural Gas Transmission & Distribution	0001402159
(Standard Industrial Classification)	(Central Index Key)

West Side, Public Transportation Gas Filling Center,
Angang Avenue-Middle Part, Yindu District,
Anyang, Henan Province,
Postal code: 455000
The People’s Republic of China
 (Address of principal executive offices, including zip code)

86-372-3166864
 (Registrant’s telephone number, including area code)

Copy of Communication to:
Bernard & Yam, LLP
Attention: Bin Zhou, Esq.
401 Broadway Suite 1708
New York, NY 10013
Phone: 212-219-7783
Fax: 212-219-3604

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

On this Form 8-K current report, the registrant, China Prosperous Clean Energy Corporation, is hereinafter referred as "we", or "Company".

Item 1.01. Entry into a Material Definitive Agreement

On December 03, 2010, China Prosperous Clean Energy Corporation (“Company”) entered a Consulting Agreement with Mr. Zhijun Liu, who is a citizen and resident of the People’s Republic of China. Under the Consulting Agreement, Mr. Zhijun Liu will advise and assist Company to identify potential merger and acquisition targets, expand business operations in North China (Beijing, Tianjin, Hebei Province,  Shanxi Province and Inner Mongolia Autonomous Region, select and hire managerial talents, select and develop new clean energy products and develop market plans to improve the sales in company’s existing markets. The term of the Consulting Agreement is one year and the compensation for Mr. Zhijun Liu’s services is 500,000 shares of common stock of the Company.

Item 3.02. Unregistered Sales of Equity Securities

As described under the above Item 1.01, on December 03, 2010, Company entered a Consulting Agreement with Mr. Zhijun Liu and pursuant to the Consulting Agreement, Company issued 500,000 shares of common stock to Mr. Liu as compensation for his services. Mr. Liu is a Chinese citizen and resident. The 500,000 shares of common stock issued to Mr. Liu  are “restricted shares” which have not been registered with SEC and the resale of which must be made in accordance with Rule 144, the registration requirements of the Securities Act of 1933 or an available exemption.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

10.1	Consulting Agreement between China Prosperous Clean Energy Corporation and Zhijun Liu

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 03, 2010	China Prosperous Clean Energy Corporation

/s/Wei Wang
Wei Wang
Chief Executive Officer